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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: May 28, 1999


                        Commission File Number:  0-26208


================================================================================


                                KERAVISION, INC.

             (Exact name of Registrant as specified in its Charter)


     DELAWARE                                               77-0328942
(State of Incorporation)                                 (I.R.S. Employer
                                                        Identification No.)


                              48630 MILMONT DRIVE
                               FREMONT, CA  94538
                    (Address of principal executive offices)


                                 (510) 353-3000
                        (Registrant's telephone number)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Transcend Therapeutics, Inc. Transaction

        On May 28, 1999, pursuant to an Agreement and Plan of Reorganization dated as of December 22, 1998 (the "Merger Agreement"), by and among Keravision, Inc., a Delaware corporation ("KeraVision" or the "Company"), KVTT Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("KVTT") and Transcend Therapeutics, Inc., a Delaware corporation ("Transcend"), the Company acquired all of the capital stock of Transcend (the "Merger"). Pursuant to the Merger Agreement, KVTT merged with and into Transcend, the separate corporate existence of KVTT ceased and Transcend survived as a wholly owned subsidiary of the Company. Transcend's only material asset is a net cash balance of approximately $8.4 million.

        Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of Transcend common stock was converted into the right to receive approximately 0.16486 shares of KeraVision common stock (the "Merger Shares"). Transcend stockholders received approximately 980,000 shares of KeraVision common stock. The exchange ratio formula consisted of a four-step calculation: determining Transcend's net cash; adding a premium to Transcend's net cash; dividing by the number of outstanding shares of Transcend common stock; and dividing by the per-share value of the KeraVision common stock. The exchange ratio formula involved three variables: the average closing price of KeraVision's common stock over the ten trading days ending three trading days before the close of the merger; Transcend's net cash; and the number of shares of Transcend common stock outstanding when the merger occurred. All options and warrants to purchase shares of Transcend common stock were canceled at the effective time of the Merger. The Merger Shares are registered under the Securities Act of 1933 on a registration statement on Form S-4.

        Prior to this transaction, the Sprout Group and affiliated entities beneficially owned approximately six percent of the outstanding Transcend common stock and approximately 11 percent of the outstanding KeraVision common stock. Philippe Chambon, one of Transcend's directors and a general partner of the Sprout Group, abstained from voting as a director on the Merger and the Merger Agreement.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

(a)     Financial Statements of Business Acquired.

It is impractical to provide the required financial statements at the time of the filing of this report. The required financial statements for the acquired business will be filed as an amendment to this Form 8-K within 60 days.

(b)     Pro Forma Financial Information.

It is impractical to provide the required pro forma information at the time of the filing of this report. The required pro forma information will be filed as an amendment to this Form 8-K within 60 days





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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    KERAVISION, INC.



                                    /s/  Mark Fischer-Colbrie
                                    -----------------------
                                    Mark Fischer-Colbrie
                                    Vice President, Finance and
                                    Administration and Chief Financial
                                    Officer(Principal Financial and
                                    Accounting Officer)


Date:  June 11, 1999






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                               EXHIBIT INDEX


  Exhibit
    No.                                Description
  --------           ----------------------------------------------------
   2.1               Agreement and Plan of Reorganization by and
                     among KeraVision, Inc., KVTT Acquisition
                     Corporation and Transcend Therapeutics, Inc., dated as of December 22, 1998 (filed as Annex A contained in the Company's registration statement on Form S-4 (File No. 333-77583) and incorporated herein by reference)


  99.1               Keravision, Inc. News Release dated June 6, 1999